UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Report on Form 8-K filed on June 23, 2016 and Current Report on Form 8-K filed on July 22, 2016, we, through GAHC4 Rochester Hills MI MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, and a First Amendment to Real Estate Purchase Agreement and Escrow Instructions, or the First Amendment, respectively, with 6700 N. Rochester, LLC, or seller, and Chicago Title Insurance Company, as escrow agent, for the purchase of Rochester Hills MOB, located in Rochester Hills, Michigan, for a purchase price of $8,300,000, plus closing costs, and to amend certain terms of the Purchase Agreement, respectively.

On August 1, 2016, we entered into a Second Amendment to Real Estate Purchase Agreement and Escrow Instructions, or the Second Amendment, with seller and Chicago Title Insurance Company. The material terms of the Second Amendment provide for: (i) an extension of the Due Diligence Period, as defined in the Purchase Agreement, to 6:00 p.m. Eastern Daylight Time on Tuesday, August 23, 2016, with all rights under Article 3 of the Purchase Agreement available to us; and (ii) an agreement between seller and us whereby a Buyer’s Title Defect Notice, as defined in the Purchase Agreement, shall be noticed to seller in writing by no later than Tuesday, August 16, 2016.

The material terms of the amendment discussed above are qualified in their entirety by the Second Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated August 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

August 3, 2016	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Second Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated August 1, 2016